Exhibit 99.1

Tronox Signs Definitive Agreement to Sell Alkali Chemicals Business
Reports Strong Preliminary Second Quarter 2017 Financial Results
Announces Intention to Refinance Capital Structure

STAMFORD, Conn., (August 2, 2017) – Tronox Limited (NYSE:TROX) announced today that it has signed a definitive agreement to sell its Alkali Chemicals business to Genesis Energy, L.P. (NYSE:GEL), a diversified midstream energy master limited partnership headquartered in Houston, Texas, for $1.325 billion in cash.  The transaction is expected to close in the second half of 2017, subject to customary regulatory approvals and closing conditions.

Alkali Chemicals is the world’s largest producer of natural soda ash with its mining and processing facilities located in Green River, Wyo.  Alkali’s products are used in glass manufacturing, detergents, baked goods, animal nutrition supplements, pharmaceuticals, and other essential products.

Peter Johnston, chief executive officer of Tronox, said:  “We were pleased to have received significant interest in our Alkali business from multiple potential buyers. Genesis’ proposal was the most compelling for its overall value, with its combination of price, favorable contract terms, speed to closing, committed financing and expected ease of regulatory approvals.  These considerations, in aggregate, provided the highest level of certainty to Tronox.  We anticipate being able to close this transaction prior to our planned closing of the Cristal TiO2 acquisition.

“Alkali Chemicals has consistently delivered strong operational and financial performance.  The caliber of the Alkali workforce and their commitment to safe, high-quality production are unmatched in the natural soda ash industry.  I thank the leadership team and all Alkali employees for their contributions to Tronox,” said Johnston.

The sale of Alkali Chemicals is the next step in positioning Tronox as the global leader in TiO2.  The proceeds will be used to fund the majority portion of the cash consideration for the Cristal TiO2 acquisition, which is expected to close by the first quarter of 2018.  As an integral part of this strategy, the company announced its intention to refinance a portion of its capital structure.  Net debt leverage of approximately 4.5x trailing twelve months pro forma EBITDA before synergies is expected at the closing of the Cristal transaction.

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Credit Suisse is acting as financial advisor to Tronox for both the Cristal and Alkali transactions and Kirkland & Ellis LLP and Willkie Farr & Gallagher LLP are Tronox’s legal advisors.

Second Quarter 2017 Selected Preliminary Financial Results

“We are also very pleased to report strong preliminary results for the second quarter of 2017 with revenue up 16 percent over prior year, adjusted EBITDA of $140 million and adjusted EPS of $0.09” said Johnston.

•	Revenue of $622 million up 16 percent versus prior year; TiO2 revenue up 26 percent
•	GAAP diluted EPS of $0.02; adjusted EPS of $0.09 (Non-GAAP)
•	Income from operations of $55 million; adjusted EBITDA of $140 million up 97 percent versus prior year (Non-GAAP)
•	TiO2 income from operations of $61 million up more than seven-fold and adjusted EBITDA of $123 million up 116 percent versus prior year; adjusted EBITDA margin of 29 percent
•	TiO2 pigment selling prices 7 percent above prior quarter and 18 percent above prior-year quarter
•	Alkali income from operations of $23 million up 92 percent and adjusted EBITDA of $41 million up 41 percent versus prior year
•	Loss from sale related to the Alkali transaction is expected to be approximately $200 million in the second half of the year

Johnston concluded: “We see the momentum in our TiO2 business continuing across the balance of this year and expect to benefit from additional pigment selling price increases, favorable market conditions for titanium feedstock and co-products and strong cost performance.  We are confident that 2017 will continue to be a year of strong performance and that 2018 will be a transformational one for Tronox.  Cristal TiO2 integration planning is proceeding on schedule so that we can from day one begin to realize the substantial value creation enabled by our combination.”

Tronox plans to report its full second quarter 2017 financial results on the schedule previously announced with a press release issued on Tuesday, August 8, 2017, after the market close and a webcast conference call held on Wednesday, August 9, 2017, at 8:30 a.m. ET (New York).  Call-in details are provided later in this release.

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Tronox has not yet finalized its financial statement close process for the quarter ended June 30, 2017.  As a result, the information in this statement is preliminary and based upon information available to the Company as of the date of the statement.  In connection with the finalization process, Tronox may identify items that would require adjustments to its preliminary financial results announced herein. The company's financial results could be different, and those differences could be material. The preliminary financial results have been prepared by and are the responsibility of Tronox management. Our auditors, PricewaterhouseCoopers LLP, have not audited the accompanying preliminary financial data.

Capital Structure Refinancing

Tronox also announced its intent to refinance a portion of its capital structure with the expectation of lowering its overall cost of debt while extending the portfolio’s weighted average years to maturity.  The company expects to improve its mix of secured and unsecured debt and achieve more favorable covenants.  The company also expects the new debt will provide additional pay down flexibility as the combination of Tronox’s and Cristal’s TiO2 businesses is expected to generate substantial additional free cash flow.  Net debt leverage of approximately 4.5x trailing twelve months pro forma EBITDA before synergies is expected at the closing of the Cristal transaction.  Further decreases in net leverage are anticipated during the period following the Cristal closing.

The Company anticipates completing the refinancing by mid-October.  The proposed refinancing is subject to market conditions, and there can be no assurances that the proposed refinancing will be completed.

Second Quarter 2017 Financial Results Release and Webcast Conference Call

Financial Results Release: Tuesday, August 8, 2017, after the market close via PR Newswire and the Tronox Limited website: tronox.com

Webcast Conference Call: Wednesday, August 9, 2017, at 8:30 a.m. ET (New York).  The live call is open to the public via Internet broadcast and telephone.

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Internet Broadcast:  http://www.tronox.com/
Dial-in telephone numbers:
U.S. / Canada: +1.877.831.3840
International: +1.253.237.1184
Conference ID: 54296385
Conference Call Presentation Slides will be used during the conference call and are available on our website at http://www.tronox.com/

Webcast Conference Call Replay: Available via the Internet and telephone beginning on Wednesday, August 9, 2017 at 10:30 a.m. ET (New York), until 1:00 p.m. ET (New York), on Monday, August 14, 2017.

Internet Replay: www.tronox.com
Replay dial-in telephone numbers:
U.S. / Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 54296385

About Tronox

Tronox Limited operates two vertically integrated mining and inorganic chemical businesses. Tronox TiO2 mines and processes titanium ore, zircon and other minerals, and manufactures titanium dioxide pigments that add brightness and durability to paints, plastics, paper, and other everyday products. Tronox Alkali mines trona ore and manufactures natural soda ash, sodium bicarbonate, caustic soda, and other compounds which are used in the production of glass, detergents, baked goods, animal nutrition supplements, pharmaceuticals, and other essential products.  For more information, visit www.tronox.com

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Additional Information and Where to Find It

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval. In connection with the Transaction Agreement (the “Cristal Transaction Agreement”), by and between Tronox Limited (the “Company”), The National Titanium Dioxide Company (“Cristal”) and Cristal Inorganic Chemicals Netherlands Coöperatief W.A. (the “Cristal Transaction”), the Company has filed, and intends to file, relevant materials with the U.S. Securities and Exchange Commission (“SEC”).  The Company filed a preliminary proxy statement with the SEC on June 30, 2017. Investors and Securityholders are urged to read the proxy statement (including all amendments and supplements thereto) and all other relevant documents regarding the proposed Cristal Transaction filed with the SEC or sent to shareholders as they become available as they will contain important information about the Cristal Transaction. You may obtain a free copy of the proxy statement and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.tronox.com or by contacting the Company’s Investor Relations at +1.203.705.3722.

Certain Information Regarding Participants

The Company, Cristal and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Cristal Transaction. You can find information about the Company’s directors and executive officers in the Company’s definitive annual proxy statement filed with the SEC on March 16, 2017. Additional information regarding the interests of such potential participants is included in the preliminary proxy statement regarding the Cristal Transaction, and will be included in other relevant documents filed with the SEC.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company's filings with the SEC, including those under the heading entitled “Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016.

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Significant risks and uncertainties may relate to, but are not limited to, the risk that the Alkali sale transaction does not close due to a failure of a closing condition or termination of the Alkali purchase agreement in accordance with its terms causing the Company to seek alternative financing for the Cristal Transaction, the risk that the Cristal Transaction will not close, including by failure to obtain shareholder approval, failure to obtain any necessary financing or the failure to satisfy other closing conditions under the Cristal Transaction Agreement or by the termination of the Cristal Transaction Agreement; failure to plan and manage the Cristal Transaction effectively and efficiently; the risk that a regulatory approval that may be required for the Cristal Transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that expected synergies will not be realized or will not be realized within the expected time period; unanticipated increases in financing and other costs, including a rise in interest rates; reduced access to unrestricted cash; compliance with our bank facility covenants; the price of our shares; general market conditions; our customers potentially reducing their demand for our products; more competitive pricing from our competitors or increased supply from our competitors; operating efficiencies and other benefits expected from the Cristal Transaction.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

Media Contact: Bud Grebey
Direct: +1.203.705.3721
Investor Contact: Brennen Arndt
Direct: +1.203.705.3722

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